77Q1(e)(1) - Third Amendment to the Amended and Restated Investment Advisory Agreement between Phoenix Equity Trust and Phoenix Investment Counsel, Inc., dated July 13, 2007, filed via EDGAR herewith.

77Q1(e)(2) - Fourth Amendment to the Amended and Restated Investment Advisory Agreement between Phoenix Equity Trust and Phoenix Investment Counsel, Inc., dated March 10, 2008, filed via EDGAR herewith.

77Q1(e)(3) - Subadvisory Agreement between Phoenix Investment Counsel, Inc. and Engemann Asset Management, Inc., on behalf of Phoenix All-Cap Growth Fund and Phoenix Small-Cap Growth Fund, dated March 10, 2008, filed via EDGAR herewith.

77Q1(e)(4) - Subadvisory Agreement between Phoenix Investment Counsel, Inc. and Euclid Advisors, LLC, on behalf of Phoenix Small-Cap Value Fund, dated March 10, 2008, filed via EDGAR herewith.

77Q1(e)(5) - Subadvisory Agreement between Phoenix Investment Counsel, Inc. and Goodwin Capital Advisers, Inc. ("Goodwin"), on behalf of
Phoenix Balanced Fund and Phoenix Income & Growth Fund, dated March 10, 2008, filed via EDGAR herewith.

77Q1(e)(6) - Subadvisory Agreement between Phoenix Investment Counsel, Inc. and Harris Investment Management, Inc. ("Harris"), on behalf of Phoenix Capital Growth Fund and Phoenix Mid-Cap Growth Fund, dated March 10, 2008, filed via EDGAR herewith.

77Q1(e)(7) - Subadvisory Agreement between Phoenix Investment Counsel, Inc. and Kayne Anderson Rudnick Investment Management, LLC ("Kayne"), on behalf of Phoenix Quality Small-Cap Fund, Phoenix Small-Cap
Sustainable Growth Fund and Phoenix Small-Mid Cap Fund, dated March 10, 2008, filed via EDGAR herewith.

77Q1(e)(8) - Subadvisory Agreement between Phoenix Investment Counsel, Inc. and SCM Advisors, LLC ("SCM"), on behalf of Phoenix Strategic Growth Fund, dated March 10, 2008, filed via EDGAR herewith.

77Q1(e)(9) - Subadvisory Agreement between Phoenix Investment Counsel, Inc. and Turner Investment Partners, Inc., on behalf of Phoenix Growth Opportunities Fund, dated March 10, 2008, filed via EDGAR herewith.